UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 21, 2016

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

N/A
(Former name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2016, USA Truck, Inc. (the "Company") announced the appointment of James Reed as Executive Vice President and Chief Financial Officer. The Company entered into an employment letter agreement with Mr. Reed, dated October 21, 2016, setting forth certain terms and conditions of Mr. Reed’s employment with the Company. Joseph Kaiser will be stepping down from his position as the Company's Principal Financial Officer, effective November 9, 2016, but will continue to serve as the Company's Vice President and Chief Accounting Officer.

Prior to joining the Company, Mr. Reed, 44, served as Chief Financial Officer of Interstate Distributor Co., a truckload transportation services provider, from June 2012 to October 2016. From June 2011 to June 2012, Mr. Reed served as Senior Director – Finance at EMC (now Dell EMC), a global information technology company. Mr. Reed served as VP – Business Development at Universal Technical Institute, a provider of post-secondary education for students seeking careers as professional technicians, from 2009 to 2011; as Division CFO of Washington Mutual (now Chase Bank), a financial services firm, from 2007 to 2009; as CFO of Mikron Industries, a designer and manufacturer of building products, from 2005 to 2007; as Director – Finance at T-Mobile USA, a wireless service provider, from 2002 to 2005; and as Finance Manager/Controller of Intel Corp., a designer and manufacturer of integrated digital technology platforms, from 1997 to 2002. Mr. Reed holds a Bachelor of Arts in History and a Master of Business Administration from Brigham Young University.

In connection with his appointment, the Executive Compensation Committee of the Board of Directors (the "Committee") approved compensation for Mr. Reed as follows: (i) an annualized base salary of $300,000, (ii) a cash bonus of $100,000, payable one-half on March 31, 2017 and one-half upon residency in the Ft. Smith/Van Buren, Arkansas area, conditioned on continued employment at such dates, (iii) a grant of restricted shares equal to $150,000, based upon the closing price of the Company’s common stock on the date Mr. Reed’s employment with the Company begins, one-half of which will vest upon residency in the Ft. Smith/Van Buren, Arkansas area and one-half of which will vest on June 30, 2017, subject to continued employment and certain other forfeiture and vesting provisions, (iv) participation in the Company's Management Bonus Plan for 2017, with (x) a cash bonus with a target of 60% of annual base salary for 2017, depending upon performance relative to goals set by the Committee, (y) a grant of restricted shares at target equal to 30% of annual base salary for 2017, with vesting conditioned upon achievement of performance goals to be set by the Committee, with a performance period of January 1, 2017, through December 31, 2017, subject to additional time-based vesting in equal annual installments through January 31, 2021, as well as continued employment and certain other forfeiture and vesting provisions, and (z) a grant of restricted shares at target equal to 60% of annual base salary for 2017, with vesting conditioned upon achievement of performance goals to be set by the Committee, with a performance period from January 1, 2017 through December 31, 2019, subject to continued employment and certain other vesting and forfeiture provisions, (v) upon a qualifying severance event, subject to other customary provisions, salary continuation payments for twelve (12) months or such lesser number of months as Mr. Reed has been employed by the Company at such time, plus an amount equal to his short-term cash incentive target ("STI Target"), (vi) upon a qualifying change-in-control event, subject to other customary provisions, (y) a lump sum payment equal to one hundred fifty percent (150%) of his annual base salary and STI Target, and (z) reimbursement, on an after-tax basis, of any premiums paid by Mr. Reed pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for a period of eighteen (18) months, (vii) $60,000 for relocation expenses, and (viii) reimbursement of customary realtor commissions payable upon the sale of Mr. Reed’s home and certain transition expenses. Mr. Reed agreed to certain non-solicitation, non-competition, and confidentiality covenants.

The restricted shares to be granted in clauses (iii) and (iv) above are intended to qualify as inducement awards under Nasdaq Listing Rule 5635(c)(4) and were granted outside the Company’s 2014 Omnibus Incentive Plan as an inducement material to Mr. Reed’s acceptance of employment with the Company. The number of restricted shares to be granted pursuant to clauses (iv)(y) and (z) will equal 30% and 60%, respectively, of Mr. Reed’s annual base salary for 2017, divided by the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant. Additional shares may be issued or shares may be forfeited based upon performance relative to target performance goals to be set by the Committee. All restricted shares ultimately issued and shares of the Company’s common stock issued upon vesting, including those under clause (iv) above, are intended to qualify as inducement awards under Nasdaq Listing Rule 5635(c)(4) and will be granted outside the Company’s 2014 Omnibus Incentive Plan as an inducement material to Mr. Reed’s acceptance of employment with the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Mr. Reed’s employment letter and executive severance and change in control agreement, copies of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

There is no arrangement or understanding between Mr. Reed and any other person pursuant to which Mr. Reed was appointed Executive Vice President and Chief Financial Officer. There are no transactions in which Mr. Reed has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1     Press release issued by the Company on October 27, 2016.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the language under the heading "Cautionary Statement Concerning Forward-Looking Statements" at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	October 27, 2016	/s/ John R. Rogers
John R. Rogers
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release issued by the Company on October 27, 2016.